Exhibit 21.1

                         LASER-PACIFIC MEDIA CORPORATION
                            Significant Subsidiaries

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-------------------------------------------- ----------------------------------------- -----------------------------------------
                   Name                               State of Incorporation                             DBA
-------------------------------------------- ----------------------------------------- -----------------------------------------
-------------------------------------------- ----------------------------------------- -----------------------------------------
Pacific Video, Inc.                          Delaware                                  Pacific Video, Inc.
-------------------------------------------- ----------------------------------------- -----------------------------------------
-------------------------------------------- ----------------------------------------- -----------------------------------------
Laser Edit, Inc.                             California                                Laser Edit, Inc.
-------------------------------------------- ----------------------------------------- -----------------------------------------
-------------------------------------------- ----------------------------------------- -----------------------------------------
Great American Food Corp., f.k.a. Laser      California                                Great American Food Corp.
Edit East, Inc.
-------------------------------------------- ----------------------------------------- -----------------------------------------
